Exhibit 3

                               ESCROW AGREEMENT


      This ESCROW AGREEMENT (this "AGREEMENT"), dated as of July ____, 1998, is made and entered into by and among: FIRST UNION NATIONAL BANK, a national banking corporation (the "ESCROW AGENT"); SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"); HATFIELD JEEP EAGLE, INC., an Ohio corporation d/b/a Volkswagen West, Jeep Eagle West, Hatfield KIA and Trader Bud's Westside Chrysler Plymouth, HATFIELD LINCOLN MERCURY, INC., an Ohio corporation d/b/a Hatfield Lincoln Mercury, WESTSIDE DODGE, INC., an Ohio corporation d/b/a Trader Bud's Westside Dodge, TOYOTA WEST, INC., an Ohio corporation d/b/a Toyota West, and HATFIELD HYUNDAI, INC., an Ohio corporation d/b/a Hatfield Hyundai, Hatfield Isuzu and Hatfield Subaru (collectively, the "SELLERS" and each, individually, a "SELLER"); and Bud C. Hatfield, Dan E. Hatfield and Dan E. Hatfield, as Trustee of the Bud C. Hatfield, Sr. Special Irrevocable Trust (collectively, the "SHAREHOLDERS" and each, individually, a "SHAREHOLDER") pursuant to the terms of that certain Asset Purchase Agreement dated as of February 4, 1998.

                             W I T N E S S E T H:

      WHEREAS, the Buyer, the Sellers, and the Shareholders represent that the Asset Purchase Agreement dated as of February 4, 1998 (the "Purchase Agreement") by and among the Buyer, the Sellers, and the Shareholders contemplates the execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1.    Pledge and Security Interest.

            (a) The Sellers and the Shareholders hereby jointly and severally pledge, assign, grant and convey to the Buyer a security interest in 2,500 shares (the "ESCROW SHARES") of the Buyer's Convertible Preferred Stock (the "PREFERRED STOCK"), and in any shares of Common Stock (as hereinafter defined) issued upon the conversion of any shares of the Preferred Stock. The Buyer, the Sellers and the Shareholders acknowledge that such pledge, assignment, grant and conveyance is made in order to secure claims or demands of the Buyer for (i) payment of any Net Current Assets Shortfall under Section 1.3(c) of the Purchase Agreement and/or (ii) indemnification by the Sellers and the Shareholders under
Article 10 of the Purchase Agreement (in either case, a "CLAIM"). Upon the issuance of any shares of the Buyer's Class A Common Stock (the "COMMON STOCK") upon conversion of any of the shares of Preferred Stock included in the Escrow Shares, such shares of Common Stock shall be delivered by the Buyer to the Escrow Agent and shall, for all purposes of this Agreement, become part of the Escrow Shares. The Sellers, the Buyer and the Shareholders agree that the Escrow Agent shall hold the certificate or certificates representing the Escrow Shares on behalf of the Buyer for purposes of perfecting the Buyer's security interest in the Escrow Shares. The security interest of the Buyer in the Escrow Shares shall continue until the Escrow Shares have been disbursed to the


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Shareholders in accordance with Section 5, at which time such security interest shall terminate.



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            (b) Upon conversion of any shares of Preferred Stock included in the
Escrow Shares, the Buyer shall deliver to the Escrow Agent the certificate or certificates representing the shares of Common Stock issued upon such conversion in the name of the respective Shareholder provided that the Escrow Agent shall have received from the respective Shareholder three Stock Powers (as defined in Section 3 below) with respect to such shares of Common Stock. Upon receipt of such Stock Powers and certificates in respect of such Common Stock, the Escrow Agent shall deliver to the Buyer the certificate or certificates evidencing the shares of Preferred Stock so converted. Notwithstanding the foregoing, the Shareholders shall not be entitled to convert shares of Preferred Stock which are Disputed Shares (as defined in Section 5 below).

            (c) Notwithstanding anything contained herein to the contrary, the Escrow Agent shall have no obligation, duty or authority to investigate whether such conversion of any shares of Preferred Stock has occurred or the dates or amounts of any such conversion, and the Escrow Agent shall have no obligation, duty or authority hereunder to enforce or require the delivery of any items required to be delivered to the Escrow Agent pursuant to Section 1(a) or 1(b) hereof.

      2.    Appointment of Escrow Agent.

      The Buyer, the Sellers, and the Shareholders hereby appoint and designate the Escrow Agent as the escrow agent hereunder upon the terms and conditions and for the purposes set forth herein. The Escrow Agent acknowledges receipt of the Escrow Shares and hereby accepts its appointment and agrees to act as Escrow Agent and to hold and disburse the Escrow Amount (as hereafter defined) upon the terms and conditions and for the purposes set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. As used in this Agreement: the term "ESCROW AMOUNT" means the Escrow Shares, together with the Escrow Cash, the earnings on the Escrow Cash pursuant to Section 6 hereof, and any other property, including the Stock Powers (as defined in Section 3 below), received by the Escrow Agent in respect of the Escrow Shares; and the term "ESCROW CASH" means any cash proceeds of a sale of Escrow Shares pursuant to Section 4(c) below and any cash substituted by the Shareholders pursuant to Section 5(k) below.

      3.    Creation of Escrow.

      Contemporaneously with the execution and delivery of this Agreement (the "CLOSING"), the Buyer shall deliver or cause to be delivered to the Escrow Agent certificates representing the Preferred Stock initially constituting the Escrow Shares, issued in the names of the Shareholders in the respective amounts set forth opposite their respective names on Exhibit A hereto, and each of the Shareholders shall deliver to the Escrow Agent three separate guaranteed blank stock powers duly executed in blank (the "STOCK POWERS"). The Shareholders agree to deliver to the Escrow Agent such additional blank Stock Powers as may be required by the Buyer in the event of any conversion of the Preferred Stock as described in Section 1 above or a partial disbursement of the Escrow Shares as described in Section 5 below. The Escrow Agent agrees to receive and hold the Escrow Shares and the Stock Powers in escrow and to receive and to disburse the Escrow Shares all in accordance with the terms and provisions of this Agreement.


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      4.    Rights of Shareholders.

            (a) For so long as any Escrow Shares, other than Disputed Shares, are held by the Escrow Agent, the Shareholders shall be entitled to vote the Escrow Shares and to receive any dividends paid on the Escrow Shares, except that any shares of the Buyer's stock received as a result of stock dividends or stock splits shall be delivered to the Escrow Agent and shall become a part of the Escrow Shares.

            (b) Disputed Shares shall be voted only pursuant to joint instruction by the Buyer and the respective Shareholders, and the Shareholders shall promptly deliver any dividends paid with respect to such Disputed Shares to the Escrow Agent, and such dividends shall be held by the Escrow Agent until such Disputed Shares are disbursed, at which time such dividends shall be paid to the party receiving such Disputed Shares.

            (c) Subject to the terms and conditions of the Purchase Agreement, the Shareholders shall be entitled to sell the Escrow Shares, other than Disputed Shares, provided that provision satisfactory to the Buyer shall have been made to ensure that the cash proceeds of such sale are delivered to the Escrow Agent and held subject to the escrow created by this Agreement. All such sales of the Escrow Shares shall be made by all the Shareholders pro rata according to their respective Escrow Shares listed on EXHIBIT A hereto.

            (d) Notwithstanding anything contained herein to the contrary, the Escrow Agent shall have no obligation, duty or authority hereunder to investigate whether any such dividends or stock splits or payments of cash proceeds of a sale have occurred or the dates or amounts of any such dividends, or stock splits or cash proceeds of a sale, and the Escrow Agent shall have no obligation, duty or authority hereunder to enforce or require the payment or delivery of such items required to be paid or delivered to the Escrow Agent pursuant to Section 4(a), 4(b) or 4(c) hereof.

      5.    Claims and Disbursements.

            (a) For purposes of this Agreement: (i) the term "NET CURRENT ASSETS CLAIM TERMINATION DATE" shall mean the date which is ninety (90) days after the date of the Closing, or such longer period of time (not to exceed an additional sixty (60) days) as shall be necessary to determine the Net Current Assets; (ii) the term "INDEMNIFICATION CLAIM TERMINATION DATE" shall mean one year after the date of the Closing; (iii) the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of Florida are authorized to close; (iv) the term "SHAREHOLDERS' AGENT" shall mean Bud C. Hatfield, as agent for the Shareholders, or such other Shareholder as is appointed by the Shareholders; and (v) the term "FAIR MARKET VALUE" as it applies to a particular number of Escrow Shares shall mean (A) with respect to any shares of Preferred Stock included in such Escrow Shares, $1,000 per share, and (B) with respect to any shares of Common Stock included in such Escrow Shares, the average closing price on the New York Stock Exchange for the twenty
(20) consecutive trading days preceding the date of determination of such Fair Market Value.


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            (b) If, at any time prior to the Net Current Assets Claim
Termination Date, the Buyer shall file with the Escrow Agent, with a copy to the Shareholders' Agent, a written and dated Claim (a "BUYER DEMAND") for the transfer to the Buyer of up to 20% of the Escrow Shares stating (i) that the Buyer is entitled to all or a portion of such Escrow Shares in satisfaction of a Claim for (A) payment by the Sellers of an amount equal to the Net Current Assets Shortfall pursuant to Section 1.3(c) of the Purchase Agreement which has not been previously satisfied by the Sellers or the Shareholders, or (B) indemnification pursuant to Article 10 of the Purchase Agreement which has not been previously satisfied by the Sellers or the Shareholders, and (ii) that the Buyer has contemporaneously delivered a copy of the Buyer Demand to the Shareholders' Agent, the Escrow Agent shall, except to the extent the Escrow Agent shall deliver Escrow Cash pursuant to Section 5(l) below, disburse to the Buyer that number of Escrow Shares having a Fair Market Value (determined as of the date of the Buyer Demand) equal to the Claim presented in the Buyer Demand, together with a Stock Power of each of the Shareholders, on the fifteenth (15th) business day following the date of the Buyer Demand, unless the Shareholders' Agent delivers an objection in writing (the "SHAREHOLDER OBJECTION") to the Escrow Agent (with a copy to the Buyer) prior to the close of business on the tenth (10th) business day following the date of the Buyer Demand to the effect that the Buyer is not so entitled, in which case no disbursement shall be made by the Escrow Agent pursuant to the Buyer Demand except in accordance with the terms and conditions hereof. Any disbursement of Escrow Shares under this
Section 5(b) or under Section 5(c) below shall be made from the Escrow Shares issued in the names of the Shareholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto.

            (c) If, at any time prior to the Indemnification Claim Termination Date, the Buyer shall file with the Escrow Agent a Buyer Demand for the transfer to the Buyer of all or a portion of the Escrow Shares then held in escrow by the Escrow Agent stating (i) that the Buyer is entitled to all or a portion of such Escrow Shares in satisfaction of a Claim for (A) indemnification under Article 10 of the Purchase Agreement which has not been previously satisfied by the Seller or the Shareholders, or (B) payment by the Sellers of an amount equal to the Net Current Assets Shortfall pursuant to Section 1.3(c) of the Purchase Agreement which has not been previously satisfied by the Seller or the Shareholders, and (ii) that the Buyer has contemporaneously delivered a copy of the Buyer Demand to the Shareholders' Agent, the Escrow Agent shall, except to the extent the Escrow Agent shall deliver Escrow Cash pursuant to Section 5(l) below, disburse to the Buyer that number of Escrow Shares having a Fair Market Value (determined as of the date of the Buyer Demand) equal to the Claim presented in the Buyer Demand, together with a Stock Power of each of the Shareholders, on the fifteenth (15th) business day following the date of the Buyer Demand unless the Shareholders' Agent delivers a Shareholder Objection to the Escrow Agent (with a copy to the Buyer) prior to the close of business on the tenth (10th) business day following the date of the Buyer Demand to the effect that the Buyer is not so entitled, in which case no disbursement shall be made by the Escrow Agent pursuant to the Buyer Demand except in accordance with the terms and conditions hereof.

            (d) If the Shareholders' Agent shall have timely objected, pursuant to a Shareholder Objection, to all or any portion of the Escrow Shares being disbursed to the Buyer


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in accordance with Sections 5(b) or 5(c) above, the Escrow Agent shall promptly
(i) set aside the certificate or certificates representing that number of the Escrow Shares (determined as of the date of the Shareholder Objection) having a Fair Market Value equal to 120% of the Claim, or portion thereof, against which the Shareholders' Agent shall have objected (such number of Escrow Shares being herein collectively called "DISPUTED SHARES"), and (ii), except to the extent the Escrow Agent shall deliver Escrow Cash pursuant to Section 5(l) below, promptly deliver to the Buyer that number of the Escrow Shares having a Fair Market Value (determined as of the date of the Shareholder Objection) equal to the amount, if any, of the Claim as to which the Shareholders' Agent shall not have objected, together with a Stock Power of each of the Shareholders.

            (e) The Escrow Agent shall hold the certificate or certificates representing any Disputed Shares until the Escrow Agent shall have received (i) a Joint Instruction in accordance with Section 5(g) below, or (ii) an order of the arbitrators under Section 7 below, or (iii) a final and non-appealable order of a court of competent jurisdiction, in either case directing the disbursement of the Disputed Shares.

            (f) As of the Net Current Assets Claim Termination Date, the Shareholders shall be entitled to receive, and upon request of the Shareholders' Agent, the Escrow Agent shall disburse to the Shareholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto, 20% of the Escrow Shares, less (i) any Escrow Shares previously disbursed by the Escrow Agent to the Buyer or sold pursuant to Section 4(c) or for which cash has been substituted pursuant to Section 5(k) and (ii) any Disputed Escrow Shares. As of the Indemnification Claim Termination Date, the Shareholders shall be entitled to receive, and upon request of the Shareholders' Agent the Escrow Agent shall disburse to the Shareholders pro rata according to their respective Escrow Shares listed on Exhibit A hereto, the remainder of the Escrow Shares held in escrow hereunder, less any Disputed Shares. Upon disbursement of all of the Escrow Shares hereunder, the Escrow Agent shall return the Stock Powers to the respective Shareholders.

            (g) At any time after the date of the Closing, the Escrow Agent may be advised in writing by the Buyer and the Shareholders' Agent to disburse all or a portion of the Escrow Amount pursuant to a joint written instruction (the "JOINT INSTRUCTION"), in which case the Escrow Agent shall disburse the Escrow Amount, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

            (h) If the Buyer and the Shareholders are unable to resolve any disagreement with respect to their rights to the disbursement of all or a portion of the Escrow Amount pursuant to this Section 5 within twenty (20) business days after the date of a Shareholder Objection, the dispute shall be settled by arbitration as provided in Section 7 hereof.

            (i) The Escrow Agent shall hold the Escrow Amount until it is required to disburse it, or any portion thereof, pursuant to this Section 5. Upon delivery of all the Escrow Amount by the Escrow Agent pursuant to this
Section 5, this Agreement shall terminate.


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            (j) The Shareholders and the Buyer each agree that they will give to each other copies of any Buyer Demand or Shareholder Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

            (k) Prior to the Escrow Agent's disbursement of Escrow Shares to the Buyer pursuant to the provisions of this Section 5, the Shareholders shall have the right to substitute cash equal to the current Fair Market Value of their respective portions of such Escrow Shares. Upon payment of such cash by the Shareholders to the Escrow Agent and, thereafter, by the Escrow Agent to the Buyer, such portion of the Escrow Shares shall be disbursed to the Shareholders. All such substitutions shall be made by all the Shareholders pro rata according to their respective Escrow Shares listed on EXHIBIT A hereto.

            (l) If at the time a claim is payable by the Escrow Agent pursuant to Sections 5(b), 5(c) or 5(d) above, the Escrow Amount includes Escrow Cash, such claim shall be paid first from the Escrow Cash up to the entire amount of such claim; any portion of such claim which remains unpaid after such payment from the Escrow Cash shall be paid pursuant to Sections 5(b), 5(c) or 5(d), as applicable.

      6. Earnings in Respect of Escrow Shares.

            (a) Any income earned from the investment of the Escrow Cash shall be held by the Escrow Agent for the account of the Shareholders or the Buyer, as the case may be, to whom the respective Escrow Cash is disbursed pursuant to
Section 5 above.

            (b) Pending disbursement of any funds held by it hereunder, such funds shall be invested and reinvested by the Escrow Agent in FDIC insured certificates of deposit or money market accounts of the Escrow Agent, in either case maturing in one month or less. Investments shall be made at times and in accordance with procedures and deadlines from time to time determined by the Escrow Agent.

      7.    Arbitration.

            (a) The Buyer, the Sellers, and the Shareholders agree that any controversy or claim arising out of or relating to this Agreement or the rights of the Buyer, the Sellers, or the Shareholders to the payment of all or a portion of the Escrow Shares shall be settled by arbitration in accordance with
Section 12.10 of the Purchase Agreement. The Escrow Agent shall not be a party to any such arbitration. The decision of the arbitrators shall be final and binding upon the Buyer, the Sellers, and the Shareholders, and judgment upon any award rendered by all or a majority of the arbitrators may be entered in any court having jurisdiction.

            (b) Any portion of the Escrow Shares held subject to arbitration may also be disbursed in accordance with the terms of a Joint Instruction.



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      8.    Concerning the Escrow Agent.

            (a) The Escrow Agent shall not be under any duty to give the Escrow Shares or other property or funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

            (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement, including, but not limited to, the Purchase Agreement, among the other parties hereto except this Agreement, even if the Escrow Agent has knowledge of the existence of such agreement or the terms or provisions thereof, Escrow Agent's only duty, liability and responsibility under this Agreement being to receive, hold and deliver the Escrow Shares as provided herein.

            (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct. The Buyer, the Sellers and the Shareholders agree to indemnify and hold harmless the Escrow Agent from and against any and all losses, costs, expenses, damages, liabilities, claims, actions, suits, and judgments whatsoever (including, but not limited to, consequences arising in whole or in part from the negligence of the Escrow Agent or the alleged negligence of the Escrow Agent and including, among other things, court costs and reasonable attorney fees and paralegal fees incurred in connection therewith) which the Escrow Agent may incur (or which may be claimed or asserted against the Escrow Agent by any person or entity whatsoever), together with all reasonable expenses resulting from the compromise or defense of any such asserted claims or liabilities, whatsoever arising out of, from, as a result of, or in any manner in connection with the execution, delivery, consummation or performance by the Escrow Agent, of this Agreement; provided, however, that neither Buyer, the Sellers, nor the Shareholders Seller shall be required to indemnify the Escrow Agent for any claims damages, losses, liabilities, costs or expenses to the extent caused by the willful misconduct or gross negligence of the Escrow Agent, as determined in a final nonappealable order by a court of competent jurisdiction. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any funds held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its own gross negligence or willful misconduct) in the investment or reinvestment of such funds, or any loss of interest incident to any such delays.

            (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument, arbitration award or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or


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execute any document in connection with the provisions hereof has been duly authorized to do so.

            (e) The Escrow Agent may execute any of the powers granted under this Agreement and perform any of the duties by or through attorneys, agents, employees, accountants or other experts but will be answerable for the conduct of these parties in accordance with the standards provided in this Agreement and shall be entitled to act upon the opinion or advice of its counsel, accountant and other expert concerning all matters under this Agreement, and may in all cases pay compensation to all attorneys, agents, employees, accountants and other experts as may reasonably be employed in connection with this Agreement. The Escrow Agent may act upon an opinion of its counsel, accountant and other expert and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance upon such opinion of counsel, accountant or other expert.

            (f) The Escrow Agent does not have any interest in the Escrow Shares or other funds or property held by it hereunder but is serving as escrow holder only and having only possession thereof.

            (g) The Escrow Agent makes no representation as to the validity, value or genuineness of any amounts, documents or instruments held by or delivered to it.

            (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from taking any action with respect to any shares or amounts deposited hereunder.

            (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares and other funds and property held by it hereunder to any successor Escrow Agent jointly designated by the Shareholders' Agent and the Buyer in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Shares until receipt of a designation of successor Escrow Agent pursuant to a Joint Instruction or a final order of a court of competent jurisdiction or of the arbitrators referred to in
Section 7 hereof.

            (j) The Escrow Agent shall have no responsibility for the contents of any writing of any arbitrator or third party contemplated herein as a means to resolve disputes and may rely in good faith without any liability upon the contents thereof.

            (k) In the event of any disagreement among the Shareholders, the Buyer, the Sellers, and/or any person, firm, or entity resulting in a controversy with respect to this Agreement or in adverse claims or demands being made in connection with the Escrow Shares or


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other funds or property held by it hereunder, or in the event that the Escrow
Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Shares or other funds or property held by it hereunder until the Escrow Agent shall have received (i) a final decision of the arbitrators referred to in Section 7 hereof directing the delivery of the Escrow Shares or other funds or property held by it hereunder;
(ii) a Joint Instruction directing delivery of the Escrow Shares or other funds or property held by it hereunder; or (iii) a final non-appealable order of a court of competent jurisdiction directing the delivery of the Escrow Shares or other funds or property held by it hereunder. Alternatively, in the event of such a disagreement among the Shareholders, the Buyer, the Sellers and/or any other person, firm or entity, the Escrow Agent shall have the right (but not the obligation) to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to the institute such bill of interpleader shall not, however, be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Escrow Amount as hereinabove set forth other than to tender the Escrow Amount into the registry of such court). Should a bill of interpleader be instituted, then as between themselves and the Escrow Agent, the Buyer, the Sellers, and the Shareholders, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys fees and costs in any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such litigation.

            (l) The Buyer, the Sellers, and Shareholders each agree that, prior to or contemporaneous with the Escrow Agent's execution of this Agreement and without the need for a submission by the Escrow Agent of an invoice therefore, the Buyer and the Shareholders' Agent will each pay the Escrow Agent one-half of its first Annual Escrow Agent Administration Fee, as set forth in Exhibit B hereto, which Exhibit B is incorporated herein by reference as though fully set forth herein, and that, prior to or contemporaneous with the Escrow Agent's execution of this Agreement and without the need for a submission by the Escrow Agent of an invoice therefore, the Buyer and Shareholders' Agent will each reimburse the Escrow Agent for one-half of its Legal Fees and Expenses Incurred by Escrow Agent in Initial Review of Agreement, as set forth in Exhibit B hereto. The Buyer, the Sellers, and Shareholders each further agree that the Buyer and Shareholders' Agent will each thereafter pay the Escrow Agent one-half of its customary fees payable for acting as Escrow Agent under this Agreement, as set forth in Exhibit B hereto, and that the Buyer and Shareholders' Agent will each reimburse the Escrow Agent for one-half of all ordinary and necessary expenses incurred by the Escrow Agent in carrying out the terms of this Agreement. Except as otherwise provided for the initial payments in the first sentence of this subparagraph, such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of periodic invoices therefor. In the event the Escrow Agent is required by the terms of this Agreement or otherwise deems it necessary or advisable in fulfillment of its responsibilities hereunder to take actions beyond those which are routinely performed by escrow agents under similar escrow agreements, the Buyer and Shareholders' Agent each also agree that they will each pay the Escrow Agent one-half of its reasonable fees for its services in such regard and each will reimburse the Escrow Agent for one-half of its reasonable expenses incurred by the Escrow Agent in connection


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therewith. Such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of invoices therefor. The Shareholders shall be jointly and severally liable for any failure of the Shareholder's Agent to perform any of its obligations hereunder.

      9.    Survival of Certain Provisions.

            The grant of security interest in the first sentence of numbered paragraph 1(a) and the provisions of numbered paragraphs 8(c), 8(i), 8(k) and 8(l) shall remain in full force and effect for so long as the Escrow Agent may have any liability, notwithstanding anything contained herein to the contrary, including, but not limited to, the termination and resignation provisions contained in this Agreement.

      10.   Waiver of Jury Trial.

            THE BUYER, THE SELLERS, THE SHAREHOLDERS, AND THE ESCROW AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OR ALL MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS AGREEMENT.

      11.   No Personal Liability.

            No stipulation, covenant, agreement or obligation ("Obligation") contained in this Agreement will be deemed or construed to be an obligation of any present or future director, officer, employee or agent of the Escrow Agent, or any incorporator, director, officer, employee or agent of any successor to the Escrow Agent, in any person's individual capacity. No person in his/her individual capacity will be liable personally for any breach or observance of or for any failure to perform, fulfill or comply with any Obligation, nor will any recourse be had for any claim based upon any Obligation, or on any Obligation, against any person, in his/her individual capacity, either directly or through the Escrow Agent or any successor to the Escrow Agent, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all liability of any person in his/her individual capacity is expressly waived and released.

      12.   No Endorsement.

            By serving as Escrow Agent pursuant to this Agreement, First Union National Bank does not undertake to investigate the underlying transaction or otherwise attest to its propriety, legality, or quality and to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

      13.   Miscellaneous.

            (a) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (i) of
Section 8 with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement and the Escrow Amount shall be construed and regulated under and their validity and effect shall be determined by the laws of the State of Florida, including its conflict of law rules. All of the Escrow Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

            (b) This Agreement may be modified only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

            (c) Any notice or other communication required or permitted hereunder may be delivered or filed personally or sent by telecopier, with receipt confirmed, or sent by a nationally recognized overnight courier, postage prepaid, addressed as follows:

      If to the Buyer, to:

      Sonic Automotive, Inc.
      5401 East Independence Boulevard
      P.O. Box 18747
      Charlotte, North Carolina 28218

      Telephone No.:  (704) 566-2400
      Telecopier No.:  (704) 536-5116
      Attention:  Theodore Wright

      with a copy to:

      Parker, Poe, Adams & Bernstein L.L.P.
      2500 Charlotte Plaza
      Charlotte, North Carolina  28244

      Telecopier No.:  (704) 334-4706
      Attention:  Edward W. Wellman, Jr.

      If to the Sellers or the Shareholders, to the Shareholders' Agent at the following address:

      Mr. Bud C. Hatfield
      c/o Toyota West
      1500 Automall Drive
      P.O. Box 28668
      Columbus, Ohio 43228

      Telephone No.:    (614) 272-0000
      Telecopier No.:    (614) 870-9595

      with a copy to:

      Kemp, Schaeffer, Rowe & Lardiere Co., L.P.A.
      88 West Mound Street
      Columbus, Ohio 43215

      Telecopier No.: (614) 469-7170
      Attention: Michael N. Schaeffer, Esq.

      If to the Escrow Agent at the following address:

      First Union National Bank
      Corporate Trust Department FL0122
      225 Water Street, Third Floor
      Jacksonville, FL 32202

      Telecopier No.: (904) 361-7735
      Attention: Mary B. Knauer

or to such other address as shall be furnished in writing by any party to the others prior to the giving of applicable notice or communication, and such notice or communication shall be deemed to have been delivered or filed as of the date so delivered personally or by telecopier or one (1) business day after the date of deposit with such nationally recognized overnight courier; provided, however, any communications delivered to or filed with the Escrow Agent shall be deemed delivered or filed as of the date actually received by the Escrow Agent.

            (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURES NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ESCROW AGENT:                   FIRST UNION NATIONAL BANK, as Escrow Agent


                      By: /s/ Mary B. Knauer
                         __________________________________
                         Name: Mary B. Knauer
                         Title: Vice President




THE BUYER:                      SONIC AUTOMOTIVE, INC.


                     By: __________________________________
                         Name:
                         Title:





THE SELLERS:                    HATFIELD JEEP EAGLE, INC.


                    By: ____________________________________
                        Name:
                        Title:


                                HATFIELD LINCOLN MERCURY, INC.


                    By:_____________________________________
                       Name:
                       Title:

                                WESTSIDE DODGE, INC.


                    By:_____________________________________
                                      Name:
                                    Title:


                                TOYOTA WEST, INC.


                    By:_____________________________________
                                      Name:
                                    Title:


                                HATFIELD HYUNDAI, INC.


                    By:_____________________________________
                                      Name:
                                    Title:




THE SHAREHOLDERS:               ___________________________________(SEAL)
                                    BUD C. HATFIELD



                    ___________________________________(SEAL)
                                 DAN E. HATFIELD



                    ___________________________________(SEAL)
                           DAN E. HATFIELD, AS TRUSTEE
                           OF THE BUD C. HATFIELD, SR.
                                    SPECIAL IRREVOCABLE TRUST

                                                                     EXHIBIT A



         Name of                   Number of                Percentage of
       Shareholder               Escrow Shares              Escrow Shares

Bud C. Hatfield                       1600                       64%
Dan E. Hatfield                       669                        27%
Dan E. Hatfield, as Trustee           231                         9%
                                     -----                       ---
Total:                                2500                       100%

                                  EXHIBIT B

Annual Escrow Agent Administration Fee:         $3,000.00
(payable annually in advance)

Legal Fees and Expenses Incurred by Escrow Agent
in Initial Review of Agreement:                 $1,500.00

Services Not Included in Our Fee:

   All out-of-pocket expenses such as legal fees and costs, wire transfers, telephone and telegraph, shipping costs, insurance, etc., will be billed at our cost.

   Any extraordinary services provided by First Union National Bank will be billed separately, on a monthly basis upon analysis of the work involved.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of theday and year ??? above witten.

ESCROW AGENT:                       FIRST UNION NATIONAL BANK, as escrow agent

                                    By: /s/ MARY B. KNAUER
                                    ----------------------
                                    Name:   MARY B. KNAUER
                                    Title:  VICE PRESIDENT




THE BUYER:                          SONIC AUTOMOTIVE, INC.

                                    By: /s/
                                    ----------------------
                                    Name:
                                    Title:



THE SELLERS:                        HATFIELD JEEP EAGLE, INC.

                                    By: /s/
                                    ----------------------
                                    Name:
                                    Title:




                                    HATFIELD LINCOLN MERCURY, INC.

                                    By: /s/
                                    ----------------------
                                    Name:
                                    Title:

July 8, 1998


    First Union National Bank, as Escrow Agent, hereby acknowledges receipt of Certificates Number P-6, P-7 and P-8 of the Preferred Stock, Series I, of Sonic Automotive, Inc., to be held in escrow pursuant to an Escrow Agreement dated the date hereof.


                                     FIRST UNION NATIONAL BANK

                                     /s/ Donna Flannagan
                                     -------------------
                                         Donna Flannagan
                                         Director, Corporate Trust Dept.